Exhibit 10.1

COMMON STOCK PURCHASE AGREEMENT

by and between

Interleukin Genetics, Inc.

and

The Purchasers Identified on Schedule I Hereto

May 17, 2013

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ii

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		Page

(e)	No Strict Construction	25
(f)	Further Assurances	25
(g)	Severability	25
(h)	Successors and Assigns	25
(i)	Survival	25
(j)	No Third-Party Beneficiaries	25
(k)	Replacement of Securities	25
(l)	Independent Nature of Purchasers’ Obligations and Rights	26
(m)	Business Day	26
(n)	Headings	26
(o)	Execution	26

SCHEDULES

Schedule I – List of Purchasers

EXHIBITS

Exhibit A – Form of Warrant

Exhibit B – Director Indemnity Agreement

Exhibit C – Registration Rights Agreement

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COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (this “Agreement”) dated as of May 17, 2013 is made by and between Interleukin Genetics, Inc., a Delaware corporation, (the “Company”), and each purchaser identified on Schedule I hereto (each a “Purchaser”), and together, the “Purchasers”).

RECITALS

In accordance with the terms and conditions of this Agreement and pursuant to exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), the Company has agreed to issue and sell, and each Purchaser has agreed, severally and not jointly, to purchase from time to time a number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and a warrant to purchase a number of shares of Common Stock (the “Warrant”, and together with all such warrants being issued to Purchasers under this Agreement, the “Warrants”), each as set forth opposite such Purchaser’s name on Schedule I to this Agreement.

NOW THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Purchaser hereby agree as follows:

1.                  PURCHASE AND SALE

(a)          Authorization of Shares. The Company has authorized (i) the sale and issuance to the Purchasers of the shares of Common Stock, (ii) the sale and issuance to the Purchasers of the Warrants, and (iii) the issuance of shares of Common Stock to be issued upon exercise of the Warrants (the “Warrant Shares”).

(b)         Purchase of Shares and Warrant. At each Closing, the Company shall issue and sell to each Purchaser, and each Purchaser shall, severally and not jointly, purchase from the Company, upon the terms and subject to the conditions set forth in this Agreement, (i) the number of shares of Common Stock set forth opposite such Purchaser’s name on Schedule I to this Agreement (the “Shares”) and (ii) a Warrant to purchase the number of shares of Common Stock set forth opposite such Purchaser’s name on Schedule I to this Agreement, for an aggregate purchase price as set forth opposite such Purchaser’s name on Schedule I to this Agreement (the “Purchase Price”), based on a purchase price per Share of $0.2745 (the “Per Share Purchase Price”).

2.                  CLOSINGS

(a)          Initial Closing. The date and time of the initial Closing of the purchase and sale of the Shares and the Warrants (the “Initial Closing”) shall occur on May 17, 2013 at 12:00 p.m. Boston time, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts, 02111 (subject to the satisfaction or waiver of the conditions set forth in Subsections (d) and (f) of this Section 2), or at such other location, date and time as may be agreed upon between the Company and the Purchasers (the “Initial Closing Date”).

(b)         Subsequent Closings.

(i)	Each Purchaser at the Initial Closing shall have the option, exercisable in its sole and exclusive discretion at any time and from time to time following the date of the Shareholder Approval of Increase in Authorized Shares (as defined in Section 7(a) below) and on or before June 30, 2014 (the “Expiration Date”), to purchase (and upon receipt of a Demand Notice (as defined below) from a Purchaser, the Company must sell) at one or more subsequent Closings on or before the Expiration Date (each such Closing, a “Subsequent Closing”), on the same terms and conditions as those contained in this Agreement, additional Shares and additional Warrants in an aggregate amount not to exceed the number of Shares and the number of Warrant Shares set forth opposite such Purchaser’s name under the heading “Subsequent Closings” on Schedule I hereto. Any Purchaser electing to purchase additional Shares and an additional Warrant at a Subsequent Closing shall provide written notice thereof to the Company, stating the number of additional Shares to be purchased and the number of Warrant Shares to be subject to the accompanying Warrant (which shall equal seventy-five percent (75%) of the number of additional Shares to be purchased at such Subsequent Closing), duly executed by such Purchaser and delivered to the Company in accordance with Section 9(d) (the “Demand Notice”). Following its delivery of a Demand Notice to the Company (and subject to the satisfaction or waiver of the conditions set forth in Subsections (e) and (g) of this Section 2), such Purchaser shall purchase from the Company, and the Company shall issue and sell to such Purchaser, at the Per Share Purchase Price, the additional Shares and Warrant as set forth in the Demand Notice. Each Subsequent Closing shall occur at such location, date and time as may be agreed upon between the Company and the Purchaser exercising the Purchaser Demand (each, a “Subsequent Closing Date”). The Initial Closing and each Subsequent Closing may also be referred to in this Agreement as a “Closing,” and the Initial Closing Date and each Subsequent Closing Date may also be referred to in this Agreement as a “Closing Date.”

(ii)	In the event that a Purchaser does not purchase any portion of the additional Shares and Warrant Shares set forth opposite such Purchaser’s name under the heading “Subsequent Closings” on Schedule I hereto on or before the Expiration Date (a “Non-Participating Purchaser”), then the Company shall provide written notice of such non-participation to each participating Purchaser (each a “Participating Purchaser”). Within thirty (30) days following the Company’s delivery of such notice, each Participating Purchaser shall have the right, but not the obligation, to purchase its pro rata portion of any additional Shares and Warrant Shares allocated to a Non-Participating Purchaser. In addition, each Participating Purchaser shall have the right, but not the obligation, to oversubscription such that if any other Participating Purchaser fails to purchase its full pro rata portion of a Non-Participating Purchaser’s additional Shares and Warrant Shares, the other Participating Purchasers shall, among them, have the right to purchase up to the balance of the additional Shares and Warrant Shares not so purchased. If, as a result thereof, such oversubscriptions exceed the total number of additional Shares and Warrant Shares available in respect of such oversubscription right, the oversubscribing Participating Purchasers shall be cut back with respect to their oversubscriptions in accordance with their respective pro rata portion. For purposes of this Section 2(b)(ii), a Participating Purchaser’s pro rata portion is equal to the quotient obtained by dividing the total number of Shares purchased by such Participating Purchaser pursuant to this Agreement by the total number of Shares purchased by all Participating Purchasers pursuant to this Agreement.

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(c)          Form of Payment. On the applicable Closing Date, each Purchaser shall pay the Company the Purchase Price for the Shares and the Warrant to be issued and sold to such Purchaser on such Closing Date, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions previously provided to the Purchasers, and the Company shall deliver to each Purchaser the original certificate or certificates representing the Shares and the original Warrant, duly executed on behalf of the Company and registered in the name of such Purchaser.

(d)         Conditions to the Purchaser’s Obligation to Purchase on the Initial Closing Date. Each Purchaser’s obligation to purchase the Shares and the Warrant at the Initial Closing shall be subject to the satisfaction, on or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for the Purchaser’s sole benefit and may be waived by such Purchaser at any time in its sole discretion:

(i)	receipt of a copy of this Agreement executed by the Company;

(ii)	Pyxis Innovations Inc. (the “Series A-1 Stockholder”) shall have converted all outstanding shares of Series A-1 convertible preferred stock (the “Series A-1 Preferred Stock”) held by it into 28,160,200 shares of Common Stock in accordance with the terms of the Certificate of Designations, Preferences and Rights of Series A-1 Preferred Stock and Series B Preferred Stock (the “Certificate of Designation”) (the “Series A-1 Conversion”);

(iii)	Delta Dental Plan of Michigan, Inc. (the “Series B Stockholder”) shall have converted all outstanding shares of Series B convertible preferred stock (the “Series B Preferred Stock”) held by it into 10,928,961 shares of Common Stock in accordance with the terms of the Certificate of Designation (the “Series B Conversion”, and together with the Series A-1 Conversion, the “Preferred Stock Conversion”);

(iv)	the Series A-1 Stockholder shall have converted an aggregate of $14,316,255 in principal amount of outstanding convertible debt (the “Debt”) issued to the Company pursuant to the Amended and Restated Note Purchase Agreement, dated March 11, 2009, as amended (the “Note Purchase Agreement”), and as evidenced by the Promissory Notes issued thereunder (the “Notes”), into 2,521,222 shares of Common Stock in accordance with the terms thereof (the “Debt Conversion”);

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(v)	evidence of irrevocable instructions from the Company to the transfer agent for the Common Stock with respect to the issuance and delivery of one or more certificates representing the Shares;

(vi)	receipt of the Warrant in the form attached as Exhibit A;

(vii)	(A) all actions required by the Board of Directors of the Company (the “Board”) to effect the provisions of Section 6 of this Agreement with respect to the composition of the Board following the Initial Closing, including the appointment of the two Purchaser Designees (as defined below), shall have been taken; (B) the Company shall have taken all necessary action for such Purchaser Designees to be fully covered by the Company’s directors’ and officers’ liability insurance in an amount no less than all other directors; and (C) the Company shall have entered into a director indemnity agreement with each of the Purchaser Designees in substantially the form attached as Exhibit B;

(viii)	all consents, approvals and waivers required for the consummation of the transactions contemplated hereby shall have been obtained, including the waiver of all anti-dilution and other rights and all other such consents, approvals and waivers required of the Series A-1 Stockholder (with respect to the Series A-1 Preferred Stock and the Debt) and the Series B Stockholder (with respect to the Series B Preferred Stock) (the “Preferred Stockholder Approvals”);

(ix)	the Company shall have delivered to the Purchasers a Compliance Certificate, executed by the Chief Executive Officer of the Company, dated as of the Initial Closing Date, to the effect that the conditions specified in subsections (vii), (viii), (xi), and (xii) of this Section 2(d) have been satisfied;

(x)	the Company shall have delivered to the Purchasers a certificate of its Secretary certifying as to (A) the resolutions of the Board approving this Agreement and the transactions contemplated hereby, including the actions required by the Company pursuant to this Section 2(d); and (B) good standing certificates (including tax good standing) with respect to the Company from the applicable authority(ies) in Delaware and any other jurisdiction in which the Company is qualified to do business dated a recent date before the Initial Closing;

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(xi)	the representations and warranties of the Company in this Agreement shall be true, correct and complete as of the Initial Closing Date (except for representations and warranties that speak as of a specific date, which shall be true, correct and complete as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Initial Closing;

(xii)	no temporary restraining order, preliminary or permanent injunction or other order or decree, and no other legal restraint or prohibition, shall exist which questions the validity of this Agreement or the right of the Company or any Purchaser, as the case may be, to enter into this Agreement or prevents or could reasonably be expected to prevent the consummation of the transactions contemplated by this Agreement, nor shall any litigation or court or administrative proceeding have been commenced or threatened with respect to the foregoing;

(xiii)	the Company shall have executed and delivered the Registration Rights Agreement in substantially the form attached as Exhibit C (the “Registration Rights Agreement”);

(xiv)	delivery of a legal opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, Company counsel, in form and substance reasonably satisfactory to the Purchasers;

(xv)	evidence satisfactory to the Purchasers that the Note Purchase Agreement, has been terminated and the Notes have been converted;

(xvi)	evidence satisfactory to the Purchasers that holders of the number of shares required to approve the Shareholder Approval of Increase in Authorized Shares (as defined below) (other than the Purchasers) have agreed to vote such shares in favor thereof; and

(xvii)	receipt of such other information, certificates and documents as the Purchasers may reasonably request.

(e)          Conditions to the Purchaser’s Obligation to Purchase on each Subsequent Closing Date. Each Purchaser’s obligation to purchase the Shares and the Warrant at each Subsequent Closing shall be subject to the satisfaction, on or before such Subsequent Closing Date, of each of the following conditions, provided that these conditions are for the Purchaser’s sole benefit and may be waived by such Purchaser at any time in its sole discretion:

(i)	receipt of Shareholder Approval of Increase in Authorized Shares;

(ii)	evidence of irrevocable instructions from the Company to the transfer agent for the Common Stock with respect to the issuance and delivery of one or more certificates representing the Shares;

(iii)	receipt of the Warrant in the form attached as Exhibit A;

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(iv)	the Company shall have delivered to the Purchasers a Compliance Certificate, executed by the Chief Executive Officer of the Company, dated as of such Subsequent Closing Date, to the effect that the conditions specified in subsections (vi) and (vii) of this Section 2(e) have been satisfied;

(v)	the Company shall have delivered to the applicable Purchaser good standing certificates (including tax good standing) with respect to the Company from the applicable authority(ies) in Delaware and any other jurisdiction in which the Company is qualified to do business dated a recent date before such Subsequent Closing;

(vi)	the representations and warranties of the Company in this Agreement shall be true, correct and complete as of the date of this Agreement and as of such Subsequent Closing Date (except for representations and warranties that speak as of a specific date, which shall be true, correct and complete as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to such Subsequent Closing; and

(vii)	no temporary restraining order, preliminary or permanent injunction or other order or decree, and no other legal restraint or prohibition, shall exist which questions the validity of this Agreement or prevents or could reasonably be expected to prevent the consummation of the transactions contemplated by this Agreement, nor shall any litigation or court or administrative proceeding have been commenced or threatened with respect to the foregoing.

(f)          Conditions to the Company’s Obligation to Issue and Sell on the Initial Closing Date. The Company’s obligation to issue and sell the Shares and the Warrant at the Initial Closing shall be subject to the satisfaction, on or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(i)	receipt of a copy of this Agreement executed by each Purchaser;

(ii)	receipt of the Purchase Price from each Purchaser;

(iii)	the representations and warranties of each Purchaser in this Agreement shall be true, correct and complete as of the date of this Agreement and as of the Initial Closing Date (except for representations and warranties that speak as of a specific date, which shall be true, correct and complete as of such date) and each Purchaser shall have performed, satisfied and complied with in all material respects the covenants, agreements and conditions of such Purchaser to be performed, satisfied or complied with by it under this Agreement at or prior to the Initial Closing Date; and

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(iv)	no temporary restraining order, preliminary or permanent injunction or other order or decree, and no other legal restraint or prohibition shall exist which questions the validity of this Agreement or the right of the Company or any Purchaser, as the case may be, to enter into this Agreement or prevents or could reasonably be expected to prevent the consummation of the transactions contemplated by this Agreement, nor shall any litigation or court or administrative proceeding have been commenced or threatened with respect to the foregoing.

(g)         Conditions to the Company’s Obligation to Issue and Sell on each Subsequent Closing Date. The Company’s obligation to issue and sell the Shares and the Warrant at each Subsequent Closing shall be subject to the satisfaction, on or before such Subsequent Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(i)	receipt of Shareholder Approval of Increase in Authorized Shares;

(ii)	receipt of the Purchase Price from each Purchaser;

(iii)	the representations and warranties of each Purchaser in this Agreement shall be true, correct and complete as of the date of this Agreement and as of such Subsequent Closing Date (except for representations and warranties that speak as of a specific date, which shall be true, correct and complete as of such date) and each Purchaser shall have performed, satisfied and complied with in all material respects the covenants, agreements and conditions of such Purchaser to be performed, satisfied or complied with by it under this Agreement at or prior to such Subsequent Closing Date; and

(iv)	no temporary restraining order, preliminary or permanent injunction or other order or decree, and no other legal restraint or prohibition shall exist which questions the validity of this Agreement or prevents or could reasonably be expected to prevent the consummation of the transactions contemplated by this Agreement, nor shall any litigation or court or administrative proceeding have been commenced or threatened with respect to the foregoing.

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3.                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each Purchaser, subject to such exceptions as are set forth in the SEC Documents (as defined below) (other than (x) those sections of the SEC Documents entitled or captioned “Risk Factors,” (y) any disclosure of risks included in any forward-looking statements disclaimer or other statements that are similarly non-specific and are predictive or forward looking in nature and (z) specific disclosures contained in those documents which are filed as exhibits to the SEC Documents), provided that the relevance of such exceptions to the representations and warranties is reasonably apparent, as follows:

(a)          Organization and Qualification. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority to own its properties and to carry on its business as now being conducted and as described in the SEC Documents. Copies of the Company’s Certificate of Incorporation, as amended (the “Charter”), and Amended and Restated Bylaws of the Company, as amended (the “Bylaws”), and in each case, all amendments thereto, have been filed as exhibits to the Company’s SEC Documents and have not been further modified, and except for the filing of the Certificate of Elimination (as defined below) and as otherwise may be required by the transactions contemplated hereby, the Company has no present intention to modify the Charter and Bylaws. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in every jurisdiction in which its ownership of property or the nature of the business conducted and proposed to be conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have or reasonably be expected to result in a material adverse effect on (i) the condition (financial or otherwise), prospects, earnings, assets, results of operations, business or properties of the Company, whether or not arising from transactions in the ordinary course of business or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement (“Material Adverse Effect”).

(b)         Subsidiaries. The Company has no subsidiaries.

(c)          Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement and each of the other agreements entered into by the parties hereto in connection with transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Shares and the Warrants in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation and performance by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Shares, Warrants and the Warrant Shares (collectively, the “Securities”), have been duly authorized by all requisite corporate action. The Transaction Documents have been duly executed and delivered by the Company. The Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

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(d)         Capitalization. As of the date of this Agreement (and prior to the filing of the Certificate of Elimination), the authorized capital stock of the Company consists of (i) 150,000,000 shares of Common Stock and (ii) 6,000,000 shares of preferred stock, $0.001 par value per share, 5,000,000 of which have been designated as Series A-1 Preferred Stock and 500,000 of which have been designated as Series B Preferred Stock. As of the date of this Agreement and prior to the Preferred Stock Conversion and the Debt Conversion and prior to the issuance of the Shares and Warrants under this Agreement, (i) 36,814,488 shares of Common Stock are issued and outstanding; (ii) 5,000,000 shares of Series A-1 Preferred Stock are issued and outstanding (which are convertible into 28,160,200 shares of Common Stock); (iii) 500,000 shares of Series B Preferred Stock are issued and outstanding (which are convertible into 10,928,961 shares of Common Stock); (iv) 2,435,500 shares of Common Stock are duly reserved for future issuance pursuant to outstanding stock options; (v) 2,187,158 shares of Common Stock are duly reserved for future issuance pursuant to outstanding warrants; (vi) 2,521,222 shares of Common Stock are duly reserved for future issuance pursuant to outstanding convertible debt; (vii) 1,843,780 shares of Common Stock are duly reserved for future issuance pursuant to the Company’s stock plans; and (viii)  699,376 shares of Common Stock are duly reserved for future issuance pursuant to the Company’s employee stock purchase plan. All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and have been issued in compliance with federal and state securities laws. Except as set forth above, (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances; (ii) there are no outstanding options, warrants, rights to subscribe to, calls or commitments relating to, or securities or rights convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, rights to subscribe to, calls or commitments relating to, or securities or rights convertible into, any shares of capital stock of the Company. The Company has no knowledge of any voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among any of the security holders of the Company relating to the securities of the Company held by them. Other than pursuant to the Registration Rights Agreement, and except as set forth in (i) that certain Registration Rights Agreement between the Company and the Series A-1 Stockholder dated March 5, 2003 and (ii) that certain Registration Rights Agreement between the Company and the Series B Stockholder dated June 29, 2012, the Company has not granted any person the right to require the Company to register any securities of the Company under the Securities Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other person.

(e)          Issuance of Shares. The Shares and the Warrant Shares have been duly and validly reserved for issuance (except for Shares and Warrant Shares, the issuance of which is conditioned upon and subject to receipt of Shareholder Approval of Increase in Authorized Shares). The Shares and the Warrant Shares are duly authorized (except for Shares and Warrant Shares, the issuance of which is conditioned upon and subject to receipt of Shareholder Approval of Increase in Authorized Shares) and, upon issuance in accordance with the terms hereof and the Warrants, will be (A) validly issued, fully paid and non-assessable and (B) free from all taxes, liens and charges in the United States of America with respect to the issuance thereof, other than any liens or encumbrances created by or imposed by the Purchaser, and not subject to preemptive, registration, right of first refusal or other similar rights of stockholders of the Company. Subject to the Preferred Stockholder Approvals, and except for the filing of any notice prior or subsequent to the Closing that may be required under applicable state and/or federal securities laws (or comparable laws of any other jurisdiction), no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency, instrumentality or other third party, is or will be necessary for, or in connection with, the execution and delivery by the Company of this Agreement, for the offer, issue, sale, execution or delivery of the Shares and Warrants, or for the performance by the Company of its obligations under this Agreement. The Company has reserved from its duly authorized capital stock the Shares and the Warrant Shares.

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(f)          No Conflicts. Subject to the Preferred Stockholder Approvals, the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) result in a breach or violation of the Company’s Charter or Bylaws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or incremental, additional or varied rights under, any agreement, indenture, or other instrument, obligation or understanding to which the Company is a party; (iii) result in a violation of any statute, law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Company; or (iv) result in the imposition of a mortgage, pledge, security interest, encumbrance, charge or other lien on any asset of the Company.

(g)         No Violation or Default. The Company is not (i) in violation of its Charter or Bylaws; (ii) in default (or subject to an event which with notice or lapse of time or both would become a default) under any agreement, indenture or instrument to which the Company is a party; or (iii) in violation of any law, rule, regulation, order, judgment or decree applicable to the Company; except for such violations or defaults, as described in clauses (ii) or (iii) of this sentence as would not, individually or in the aggregate, have or result in a Material Adverse Effect.

(h)         SEC Documents. The Company has filed all reports, schedules, forms, statements, exhibits (including certifications of the Company’s principal executive and financial officers pursuant to Section 302 and 906 of Sarbanes-Oxley (as defined below)) and other documents required to be filed by it with the U.S. Securities and Exchange Commission (“SEC”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since January 1, 2012 (all of the foregoing filed prior to or on the date hereof, or prior to the Closing Date, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being referred to in this Agreement as the “SEC Documents”). As of the date of filing of each such SEC Document, such SEC Document, as it may have been subsequently amended by filings made by the Company with the SEC prior to the date hereof, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Document. None of the SEC Documents, as of the date filed and as they may have been subsequently amended by filings made by the Company with the SEC prior to the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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(i)           Financial Statements. The financial statements and the related notes thereto of the Company included or incorporated by reference in the SEC Documents comply in all material respects with the applicable requirements of the Exchange Act and present fairly and accurately in all material respects the financial position of the Company as of the dates indicated and the results of operations and the changes in cash flows for the periods specified. Such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby, except as specifically stated therein, and the supporting schedules included or incorporated by reference in the SEC Documents present fairly the information required to be stated therein. The Company does not have any material liability or obligation of any nature, whether or not accrued, contingent or otherwise that would be required by GAAP to be disclosed on a balance sheet of the Company or in the notes thereto. The Company has not created any entities or entered into any transactions or created any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, for the purpose of avoiding disclosure required by GAAP.

(j)           No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the SEC Documents, except as disclosed in the SEC Documents and as contemplated by this Agreement, (i) there has not been any change in the capital stock (other than pursuant to the Company's stock plans pursuant to the Company's existing employee stock purchase plan (any such issuances, whenever issued or granted, being collectively “Employee Equity Transactions”), pursuant to the conversion or exercise of outstanding securities that are convertible into or exercisable for Common Stock, or pursuant to publicly disclosed equity or debt financings) or long-term debt of the Company, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock; (ii) the Company has not entered into any transaction or agreement that is material to the Company taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and, except as contemplated by this agreement, has not made any material change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject; (iii) the Company has not sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority; and (iv) there has not been the occurrence of any Material Adverse Effect.

(k)         Independent Accountants. Grant Thornton LLP, who have certified certain financial statements of the Company, have advised the Company that they are, and to the Company’s knowledge they are, independent registered public accountants with respect to the Company as required by the Securities Act. Except as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act, to the Company’s knowledge, Grant Thornton LLP has not engaged in any “prohibited activities” (as defined in Section 10A of the Exchange Act) on behalf of the Company.

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(l)           Title to Intellectual Property. The Company owns or possesses adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, know-how and all other intellectual property rights (including trade secrets and other unpatented or unpatentable proprietary or confidential compounds, genes, information, systems or procedures) (collectively, the “Intellectual Property”), used in or necessary for the conduct of the Company’s business as now, or as contemplated to be, conducted. Except as set forth in the SEC Documents, (i) there are no rights of third parties to any such Intellectual Property except through licensing or cross-licensing agreements; (ii) to the Company’s knowledge, there is no infringement by third parties of any Intellectual Property to which the Company can assert a claim of infringement; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s ownership of or licensing rights in or to any such Intellectual Property; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, other than ordinary patent, trademark, service mark and copyright prosecution disclosed in the SEC Documents; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any Intellectual Property of others, and the Company is unaware of any reasonable basis for any such claim; (vi) the Company has not been and will not be required to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company; (vii) the Company has taken all steps required to perfect its ownership of and interest in its Intellectual Property; and (viii) the Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property.

(m)       Licenses and Permits; Compliance with Law. The Company possesses all licenses, certificates, permits and other authorizations issued by, and has made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities, that are necessary for the ownership or lease of its properties and assets or the conduct of its business as conducted or as contemplated to be conducted. The Company has not received notice of any revocation or modification of any such license, certificate, permit or authorization, or of any proceeding relating to any such revocation or modification, or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course. The Company has complied in all material respects with and is not in default or violation in any material respect of, and is not, to the Company’s knowledge, under investigation with respect to or has not been, to the knowledge of the Company, threatened to be charged with or given notice of any violation of, any applicable federal, state, local or foreign law, statute, ordinance, license, rule, regulation, policy or guideline, order, demand, writ, injunction, decree or judgment of any federal, state, local or foreign governmental or regulatory authority. Except for statutory or regulatory restrictions of general application, no federal, state, local or foreign governmental or regulatory authority has placed any material restriction on the business or properties of the Company.

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(n)         Insurance. The Company maintains insurance of the types and in the amounts that the Company reasonably believes are adequate for its businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism, insurance covering the acts and omissions of directors and officers, and insurance covering all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect. The Company has not received any written notice that the Company will not be able to renew its existing insurance coverage as and when such coverage expires.

(o)         Related Party Transactions. None of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company.

(p)         Environmental Matters. The Company is in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to their businesses. To the Company’s knowledge, there has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company is or may be liable) upon any of the property now or previously owned or leased by the Company, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability. There has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company has knowledge.

(q)         Tax Matters. The Company (i) has timely filed all necessary federal, state, local and foreign income and franchise tax returns or has requested extensions thereof, (ii) has paid all federal state, local and foreign taxes due and payable for which it is liable, except for any such taxes currently being contested in good faith, and (iii) does not have any tax deficiency or claims outstanding or assessed or, to the best of the Company’s knowledge, proposed against it. All material taxes and other assessments and levies that the Company is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper government entity or third party when due. There are no tax liens or claims pending or, to the Company’s knowledge, threatened against the Company or any of its respective assets or property. Except as set forth in the SEC Documents, there are no outstanding tax sharing agreements or other such arrangements between the Company and any other Person.

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(r)           Employees. All current and former employees of the Company have executed and delivered a confidential information and inventions assignment agreement (a “CIIA”) to the Company. All current and former consultants of the Company that had access to confidential or proprietary information of the Company have executed and delivered a CIIA to the Company or other form of written contract or agreement with the Company that requires such consultants to maintain the confidentiality of such information and assigns to the Company all rights to any inventions, improvements, discoveries or information relating to the business of the Company. The Company is not aware that any executive officer of the Company has plans to terminate his or her employment relationship with the Company. The Company has complied in all material respects with all applicable laws relating to wages, hours, equal opportunity, collective bargaining, workers’ compensation insurance and the payment of social security and other taxes. None of the employees of the Company is represented by any labor union, and there is no labor strike or other labor trouble pending or, to the Company’s knowledge, threatened with respect to the Company. To the Company’s knowledge, no employee of the Company is obligated under any contract or subject to any judgment, decree or administrative order that would conflict or interfere with (i) the performance of the employee’s duties as an employee, director or officer of the Company, or (ii) the Company’s business as conducted or proposed to be conducted.

(s)          Internal Control over Financial Reporting. The Company maintains a system of internal control over financial reporting (as such is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company does not have any material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements included in the SEC Documents, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(t)           Disclosure Controls and Procedures. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act. Such disclosure controls and procedures have been designed to ensure that material information relating to the Company is accumulated and communicated to the Company’s management, including the Company’s principal executive officer and principal financial officer, by others within those entities.

(u)         Sarbanes-Oxley Compliance. The Company and the Company’s directors and officers, in their capacities as such, are in compliance with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (“Sarbanes-Oxley”), including Section 402 related to loans and Sections 302 and 906 related to certifications, and neither the Company nor any of its officers has received notice from any governmental entity questioning or challenging the accuracy, completeness, content, form or manner of filing or submission of such certifications. The Company has no reasonable basis to believe that it will not continue to be in compliance with Sarbanes-Oxley as in effect on the Closing Date (including, without limitation, the requirements of Section 404 thereof).

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(v)         Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened in writing against the Company which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the Securities or (ii) would reasonably be expected to result in a Material Adverse Effect.

(w)       Investment Company Act. The Company is not, nor, after giving effect to the sale of the Shares and the Warrants and the application of the proceeds therefrom, will it become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

(x)         No Market Manipulation. Neither the Company nor, to the knowledge of the Company, any of the Company’s directors, officers, employees, agents or controlling persons have taken, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result in, under the Securities Act or otherwise, or that has constituted, stabilization or manipulation of the price of the Common Stock.

(y)         Foreign Corrupt Practices. Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company, (i) directly or indirectly, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of in any material respect any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(z)          Brokers. Except pursuant to the agreement with BTIG, LLC (the “Placement Agent”), neither the Company nor any of the Company's officers, directors, employees or stockholders has employed or engaged any broker or finder in connection with the transactions contemplated by this Agreement and no other fee or other compensation is or will be due and owing to any broker, finder, underwriter, placement agent or similar person in connection with the transactions contemplated by this Agreement.

(aa)      Regulation. Assuming the accuracy of the representations and warranties made by the Purchasers in Section 4 of this Agreement, the offer, issuance, sale and delivery of the Securities are or will be exempt from the registration requirements of the Securities Act and the qualification or registration provisions of applicable state securities laws. Neither the Company nor its authorized agents have taken or will take any action that would cause the loss of such exemption. Neither the Company nor any person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) of the Securities Act for the exemption from registration for the contemplated transactions under this Agreement or would require registration of the Shares or the Common Shares under the Securities Act.

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4.                  PURCHASERS’ REPRESENTATIONS AND WARRANTIES

Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants to the Company as follows:

(a)          Transfer or Resale. The Purchaser understands that the Securities have not been registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred without registration under the Securities Act or an exemption therefrom and that, in the absence of an effective registration statement under the Securities Act, such Securities may only be sold under certain circumstances as set forth in the Securities Act.

(b)         Investment Purpose. The Purchaser is acquiring the Securities for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Purchaser does not have any agreement or understanding, directly or indirectly, with any person to distribute any of the Securities.

(c)          General Solicitation. The Purchaser was contacted regarding the sale of the Securities by an authorized representative of the Company or the Placement Agent with whom the Purchaser has a prior substantial pre-existing relationship and the Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(d)         Information. The Purchaser (directly or through its advisors, if any) (i) has been furnished with or has had full access to all of the publicly available information that it considers necessary or appropriate for deciding whether to purchase the Securities, (ii) has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities, (iii) can bear the economic risk of a total loss of its investment in the Securities and (iv) has such knowledge and experience in business and financial matters so as to enable it to understand the risks of and form an investment decision with respect to its investment in the Securities. The Purchaser has received no representation or warranties from the Company, its employees, agents (including the Placement Agent), or attorneys in making this investment decision other than as set forth in the Transaction Documents.

(e)          Reliance on Exemptions. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants, it will be either: (i) an “accredited investor” as defined in Rule 501(a) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. The Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the Securities Act and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth in this Agreement in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

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(f)          No Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g)         Authorization; Enforcement; Validity. The Purchaser is an entity duly organized and validly existing under the laws of the jurisdiction of its organization with full right, corporate or limited partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by the Purchaser of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or limited partnership action on the part of the Purchaser and any other governmental action with respect to the Purchaser. This Agreement has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

(h)         No Conflicts. The execution, delivery and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby do not and will not (i) result in a violation of the Purchaser’s charter, bylaws, or other similar organizational documents; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under any agreement, indenture or other instrument, obligation or understanding to which the Purchaser is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Purchaser, except for such conflicts, defaults and violations as described in clauses (ii) or (iii) of this sentence as would not, individually or in the aggregate, have or result in a material adverse effect on the Purchaser.

5.                  RESTRICTIONS ON TRANSFER

(a)          Resales. Each Purchaser agrees that the Securities may only be sold or transferred (i) pursuant to an effective registration statement under the Securities Act (including the Registration Statement (as defined in the Registration Rights Agreement)), or (ii) pursuant to an exemption from registration under the Securities Act.

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(b)         Rule 144. Each Purchaser is aware of Rule 144 promulgated by the SEC pursuant to the Securities Act (as such rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such rule, “Rule 144”) and the restrictions imposed thereby and further understands and agrees that so long as such Purchaser beneficially owns 10% or more of the Company’s then outstanding securities or has a designee selected by the Purchaser serving on the Board, the Company will deem the Purchaser to be an “affiliate” as defined in Rule 144(a)(1) and any transfers of the Securities by the Purchaser shall be subject to the limitations applicable to affiliates set forth in the Securities Act and the rules promulgated thereunder, including without limitation Rule 144.

(c)          Legends. Each Purchaser agrees to the imprinting, so long as is required by this Section 5, of a legend on any of the Securities in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.”

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and the Registration Rights Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders (as defined in the Registration Rights Agreement) thereunder.

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(d)         Legend Removal. The Company shall cause its counsel to promptly issue a legal opinion to the transfer agent for the Common Stock with respect to removal of the legend set forth in Section 5(c) above, (i) following any sale of such Shares or Warrant Shares pursuant to an effective registration statement, (ii) following any sale of such Shares or Warrant Shares pursuant to Rule 144, or (iii) when such Shares or Warrant Shares may be sold under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Shares and Warrant Shares and without volume or manner-of-sale restrictions.

6.                  BOARD COMPOSITION

(a)          Board Composition Following the Initial Closing; Appointment of Director Designees. The Board shall take all actions necessary such that immediately following the Initial Closing, the Board shall consist of seven (7) members and shall be composed as follows:

(i)    the Class I directors with a term ending at the 2013 annual meeting of stockholders shall consist of one independent director (who shall initially be William C. Mills III) and one director designated by the Series A-1 Stockholder (who shall initially be James Weaver) (a “Series A-1 Designee”);

(ii)    the Class II directors with a term ending at the 2014 annual meeting of stockholders shall consist of the Company’s Chief Executive Officer and one director designated by Bay City Capital Fund V, L.P. (who shall initially be Dayton Misfeldt) (a “Purchaser Designee”); and

(iii)    the Class III directors with a term ending at the 2015 annual meeting of stockholders shall consist of one director designated by the Series A-1 Stockholder (who shall initially be Roger C. Colman) (a “Series A-1 Designee”), one director designated by the Series B Stockholder (who shall initially be Goran Jurkovic) (the “Series B Designee”) and one director designated by the by Bay City Capital Fund V, L.P. (who shall initially be Lionel Carnot) (a “Purchaser Designee”).

The Series A-1 Designees, the Series B Designee and the Purchaser Designees, shall be collectively referred to herein as the “Director Designees.” Each of the shareholders entitled to designate a director hereunder is referred to herein as a “Designor.” The rights provided under this Section 6 are the exclusive rights of each such Designor and are not transferable.

(b)         Nominations of Director Designees. For so long as a Designor’s ownership of the outstanding Common Stock of the Company is at least five percent (5%), any Director Designee (including any successor pursuant to Subsection 6(d) below) designated by such Designor shall be nominated by the Board of Directors (or a committee thereof) for election at the annual meeting of stockholders at which such Director Designee’s term will expire. At least ninety (90) days prior to any such annual meeting at or by which directors are to be elected, such Designor shall notify the Company in writing of the Director Designee to be nominated for election as a director. The Company shall disclose in its proxy the nominated Director Designee(s). In the absence of any such notification, it shall be presumed that the Designor’s then incumbent Director Designee(s) has been designated.

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(c)          Successor Director Designees. If a Director Designee shall cease to serve as a director for any reason, the Designor of such Director Designee shall notify the Company in writing of the individual to replace such Director Designee, and the Company’s Board of Directors shall appoint and elect such replacement director to serve out the remaining term of the existing director.

(d)         Indemnification Agreements. The Company shall enter into an Indemnification Agreement with each Purchaser Designee prior to the commencement of his or her service on the Board, in substantially the form attached as Exhibit B.

(e)          Committees of the Board of Directors. For so long as the Designor of the Purchaser Designees has the right to designate Director Designees and provided that such individuals meet the requirements imposed by the SEC or any exchange upon which the Common Stock may be traded for membership on such committees, the Board shall appoint a Purchaser Designee to the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. For so long as the Designor of the Series A Designees has the right to designate Director Designees and provided that such individual meets the requirements imposed by the SEC or any exchange upon which the Common Stock may be traded for membership on such committee, the Board shall appoint a Series A Designee to the Audit Committee.

(f)          Amendment of this Section 6. For so long as the Series A-1 Stockholder has the right to designate a Series A-1 Designee, no provision of this Section 6 may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company, the Purchasers holding at least a majority in interest of the Shares then outstanding (which amendment shall be binding on all Purchasers) and the Series A-1 Stockholder or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. For so long as the Series B Stockholder has the right to designate the Series B Designee, no provision of this Section 6 may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company, the Purchasers holding at least a majority in interest of the Shares then outstanding (which amendment shall be binding on all Purchasers) and the Series B Stockholder or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.

(g)         Board Observer Rights. For so long as a Growth Equity Opportunities Fund III, LLC’s (“GEOF”) ownership of the outstanding Common Stock of the Company is at least five percent (5%), GEOF shall have the right to have a representative (the “Observer”) attend each meeting of the Board. The Company shall deliver to the Observer notice of such meetings in accordance with the Company’s Bylaws. Copies of any materials distributed to members of the Board shall likewise be provided to the Observer in a timely fashion. The Company shall not be required to deliver to the Observer specific information, and may preclude the Observer

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from specific discussions of the Board of Directors concerning specific information, that (i) is determined by the Board of Directors of the Company to be competitively sensitive, (ii) the Board of Directors of the Company determines is attorney-client privileged and should not, therefore, be disclosed or (iii) the Board of Directors of the Company determines is reasonably necessary to preserve or protect the exercise of the Board of Directors’ fiduciary duty or to avoid a possible conflict of interest. GEOF agrees, and any representative of GEOF, including the Observer, will agree, to hold in confidence and trust and not disclose (other than to GEOF or its affiliates) or use any confidential information provided to or learned by it in connection with its rights under this letter, provided, that GEOF may give access to such confidential information to its officers, directors, employees, accountants, counsel and other representatives (collectively, “Representatives”) if each such Representative is informed of the confidential nature of the information and that the information is subject to a confidentiality agreement and each such Representative is otherwise under an obligation to keep such confidential information confidential. Each Observer shall execute a non-disclosure agreement with the Company in form and substance reasonably satisfactory to the Company prior to commencing his or her role as an Observer. The rights set forth in this Section 6(g) may not be assigned by GEOF without the prior written consent of the Company.

7.                  OTHER AGREEMENTS AND COVENANTS

(a)          Shareholder Meeting. Within 30 calendar days of the Initial Closing Date, the Company shall cause to be prepared and filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement for its 2013 Annual Meeting of Shareholders (the “2013 Annual Meeting”), which proxy statement shall include proposals to obtain approval by the Company’s shareholders of (a) an increase in the number of authorized shares of Common Stock under the Company’s Charter from 150,000,000 shares to 300,000,000 shares (the “Shareholder Approval of Increase in Authorized Shares”) and (b) the 2013 Plan (as defined below in Section 7(c)). Upon approval by the SEC of such preliminary proxy or, if the SEC has not reviewed such, at the expiration of 10 calendar days from the filing of the preliminary proxy statement, the Company shall file a definitive proxy statement or consent solicitation statement and call and hold the 2013 Annual Meeting within 50 calendar days of the filing of such definitive proxy statement.

(b)         National Market Listing. Following the Initial Closing, the Company will work with the Purchasers and advisors to qualify for and obtain a full national market listing of its Common Stock on either the NASDAQ Capital Market or the NYSE MKT. The Company will use commercially reasonable efforts to qualify and apply for such listing, including effecting a reverse split of its common stock, subject to shareholder approval, if deemed advisable by a majority of the Board.

(c)          Option Pool. Following the Initial Closing, the Board will, subject to shareholder approval at the 2013 Annual Meeting, approve the 2013 Employee, Consultant and Director Stock Plan (the “2013 Plan”), such that the total number of shares of Common Stock subject to outstanding options together with the shares of Common Stock available for issuance under the 2013 Plan and the Company’s 2012 Employee Stock Purchase Plan shall be equal 7.0% of the Company’s fully diluted shares outstanding immediately following the Initial Closing.

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(d)         Use of Proceeds. Except with respect to the use of proceeds to repay all accrued and unpaid interest on the Debt immediately following the Closing, the proceeds from the sale of the Shares and Warrants under this Agreement shall be used for working capital and general corporate purposes.

(e)          Certificate of Elimination. As promptly as practicable following the Initial Closing, the Company shall file a Certificate of Elimination of the Series A-1 Preferred Stock and Series B Preferred Stock (the “Certificate of Elimination”) under Section 151(g) of the General Corporation Law of the State of Delaware with the Secretary of State of the State of Delaware.

(f)          Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and, promptly upon request of any Purchaser, to provide a copy thereof. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at each Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser. The Company shall make all filings and reports relating to the offer and sale of the Securities to the Purchasers required under applicable securities or “Blue Sky” laws of the states of the United States following each Closing Date.

(g)         Reservation of Shares. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Shares pursuant to this Agreement and Warrant Shares pursuant to any exercise of the Warrants, in each case issued as of the Initial Closing (subject to receipt of Shareholder Approval of Increase in Authorized Shares with respect to certain Warrant Shares).  Subject to receipt of Shareholder Approval of Increase in Authorized Shares, the Company shall have reserved, and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue all such additional Shares and additional Warrant Shares pursuant to any exercise of the Warrants, in each case issued in any Subsequent Closing.

(h)         Exchange Act Filings. Until such time that all of the Securities may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, the Company covenants to use commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.

(i)           Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any trading market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

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(j)           Expenses. The Company shall pay the reasonable legal and other fees and expenses of the Purchasers incurred in connection with the transactions contemplated by this Agreement, up to a maximum of $50,000 in the aggregate, whether or not the Initial Closing occurs. In the event the Initial Closing occurs, the Company shall pay the reasonable legal fees and expenses of the Purchasers incurred in connection with the transactions contemplated by this Agreement, up to a maximum of $100,000 in the aggregate. Each party shall otherwise bear all costs and expenses incurred by such party in connection with the transactions contemplated by this Agreement.

(k)         Purchaser/Director Designee Exchange Act Filings. Each Purchaser and each Director Designee shall be responsible for the filing (and for all expenses in connection therewith) of required filings under the Exchange Act and all required amendments thereto relating to ownership of the Securities and appointment as a member of the Board, including any required Forms 3, 4 and 5 and Schedules 13D or 13G (as applicable). Each Purchaser and each Director Designee shall use commercially reasonable efforts to file such forms within the time period allowed for such forms under the rules and regulations promulgated by the SEC.

8.                  PUBLIC STATEMENTS

The Company shall, by 9:00 a.m. (New York City time) on the trading day immediately following the date of this Agreement, issue a press release disclosing the material terms of the transactions contemplated hereby. The Company shall file a Current Report on Form 8-K within the time required by Form 8-K disclosing the material terms of the transactions contemplated hereby, which Form 8-K shall include this Agreement (including conformed signature pages thereto), the Registration Rights Agreement (including conformed signature pages thereto) and the form of Warrant as exhibits thereto. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law.

9.                  MISCELLANEOUS

(a)          Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, United States of America, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

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(b)         Entire Agreement. This Agreement and the documents referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the documents referenced herein and therein supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof. Notwithstanding the foregoing, the terms of any confidentiality agreement entered into between the Company and any Purchaser shall remain in full force and effect.

(c)          Amendments and Waivers. Except as otherwise set forth herein, no provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers holding at least a majority in interest of the Shares then outstanding (which amendment shall be binding on all Purchasers) or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

(d)         Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) upon receipt when delivered by email delivery of a “.pdf” format data file or (iv) upon receipt, when sent via a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and email addresses for such communications shall be:

If to the Company:	Interleukin Genetics, Inc.
135 Beaver Street Waltham, MA 02452 Telephone: (781) 398-0700 Facsimile: (781) 398-0720 email: kkornman@ilgenetics.com Attention: Kenneth S. Kornman Chief Executive Officer

with a copy to:	Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center Boston, MA 02111 Tel: (617) 542-6000 Fax: (617) 542-2241 email: bkeane@mintz.com Attn: Brian P. Keane, Esq.
If to a Purchaser:	To the address set forth on the signature page to this Agreement.

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(e)          No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(f)          Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(g)         Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(h)         Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger, consolidation or sale of all or substantially all of the Company’s assets). Except as specifically set forth herein, any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of this Agreement and the documents referenced herein that apply to the Purchasers.

(i)           Survival. Subject to applicable statute of limitations, the representations and warranties contained herein shall survive the Closing and the delivery of the Securities hereunder. No investigation by or knowledge of a party or its representatives, before or after the date of this Agreement, will affect in any manner the representations, warranties, covenants or agreements of another party set forth in this Agreement (or in any document to be delivered in connection with the consummation of the transactions contemplated by this Agreement) or the rights to rely thereon, and such representations, warranties, covenants and agreements will survive any such investigation.

(j)           No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

(k)         Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity or bond) associated with the issuance of such replacement Securities.

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(l)           Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein or in any other document referred to herein, and no action taken by any Purchaser pursuant hereof or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of this Agreement and the other documents referred to herein.

(m)       Business Day. “Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein or in the Registration Rights Agreement shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

(n)         Headings. The headings of this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(o)         Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

[Remainder of page intentionally left blank. Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Common Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:

INTERLEUKIN GENETICS, Inc.
By: /s/ Kenneth S. Kornman Name: Kenneth S. Kornman Title: Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGES FOR PURCHASERS FOLLOW]

[PURCHASER SIGNATURE PAGES TO INTERLEUKIN GENETICS, INC.

COMMON STOCK PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Common Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: See Schedule I.

Signature of Authorized Signatory of Purchaser: __________________________________

Name of Authorized Signatory: ____________________________________________________

Title of Authorized Signatory: _____________________________________________________

Email Address for Notice to Purchaser: ______________________________________________

Facsimile Number for Notice to Purchaser: _____________________________________________

Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Purchase Price: $_________________

Shares of Common Stock: _________________

Warrant Shares: __________________

EIN Number: __________________

[SIGNATURE PAGES CONTINUE]

SCHEDULE I

The Purchasers

	Initial Closing			Subsequent Closings
Purchaser	Shares	Warrant Shares	Purchase Price	Shares	Warrant Shares	Purchase Price
Bay City Capital Fund V, L.P.	20,187,464	15,140,598	$5,541,458.87	8,411,443	6,308,582	$2,308,941.10
Bay City Capital Fund V Co-Investment Fund	384,699	288,524	$105,599.88	160,291	120,218	$43,999.88
Growth Equity Opportunities Fund III, LLC	15,429,122	11,571,842	$4,235,293.99	6,428,801	4,821,601	$1,764,705.87
Merlin Nexus IV, LP	5,143,041	3,857,281	$1,411,764.75	2,142,935	1,607,201	$588,235.66
Condor Trading LP	364,298	273,223	$99,999.80	151,791	113,843	$41,666.63
Millennium Trust Company, LLC, Custodian FBO Keith C. Stone IRA	246,009	184,507	$67,529.47	102,504	76,878	$28,137.35
Millennium Trust Company, LLC, Custodian FBO Keith C. Stone Roth IRA	118,290	88,717	$32,470.60	49,287	36,965	$13,529.28
CDB Advisory Group, LLC	1,457,195	1,092,896	$400,000.03	607,164	455,373	$166,666.52
Millennium Trust Company, LLC, Custodian FBO Michael Bird IRA	301,940	226,455	$82,882.53	125,808	94,356	$34,534.30
Millennium Trust Company, LLC, Custodian FBO Michael Bird Roth IRA	83,789	62,842	$23,000.08	34,912	26,184	$9,583.34
Total	43,715,847	32,786,885	$12,000,000	18,214,936	13,661,201	$4,999,999.93